Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Omri Morchi

JobLocationMap Inc.

153 W. Lake Mead Pkwy #2240

Henderson, Nevada 89015

Dear Mr. Morchi:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of JobLocationMap Inc. on amended Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated April 25, 2013, as of and for the periods ended December 31, 2012 and 2011 and from inception to December 31, 2012. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

August 23, 2013